Exhibit 99.1

InvenTrust Properties Announces Appointment of Julie M. Swinehart to Board of Directors

DOWNERS GROVE, III – February 19, 2025 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) is pleased to announce the appointment of Julie M. Swinehart to its Board of Directors, effective immediately. Ms. Swinehart brings extensive financial expertise and leadership experience in the real estate industry, further strengthening the Company’s governance and strategic vision.

Ms. Swinehart currently serves as Executive Vice President and Chief Financial Officer of Fenway Sports Group, a global sports, marketing, media, entertainment, and real estate company. Prior to her role at Fenway Sports Group, she was the Executive Vice President, Chief Financial Officer & Treasurer at Retail Properties of America, Inc. (“RPAI”), where she played a key role in the company’s financial strategy until its merger with Kite Realty Group Trust in 2021. Ms. Swinehart will join the Board as an independent director and member of both the Audit and Compensation Committees.

“We are thrilled to welcome Julie to the InvenTrust Board of Directors,” said DJ Busch, President and Chief Executive Officer of InvenTrust. “Her deep expertise in finance and retail real estate will bring valuable insights to our team as we continue executing our strategic initiatives.”

Jay Whitehurst, Chairman of the Board, added, “Julie’s impressive background and extensive industry knowledge make her an outstanding addition to our Board. We look forward to benefiting from her input and leadership as we drive long-term value for our stockholders.”

Ms. Swinehart has held various accounting and financial reporting positions including the role of the Chief Accounting Officer at RPAI. Earlier in her career, Ms. Swinehart was a Manager of External Reporting at Equity Office Properties Trust for two years, and she spent eight years in public accounting in the audit practices of Arthur Andersen LLP and Deloitte & Touche LLP. Ms. Swinehart holds a B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant.

Commenting on her appointment, Ms. Swinehart said, “I am honored to join InvenTrust’s Board and collaborate with such a strong leadership team. I look forward to contributing my experience and perspectives as the Company continues to enhance its portfolio and position itself for future success.”

For Additional Information

Investor Relations

Dan Lombardo

Vice President of Investor Relations

630-570-0605

dan.lombardo@inventrustproperties.com

About InvenTrust Properties Corp.

InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” “IVT” or “InvenTrust”) is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio.

Availability of Information on InvenTrust Properties Corp.’s Website and Social Media Channels

Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (x.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company’s business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.